                                                                    Exhibit 99.1

For immediate release

                                                           For more information:

                                                                     Joni Hanson
                                                                       InfoSpace
                                                         (425) 602-0600 x 552 or
                                                           jhanson@infospace.com
                                                           ---------------------

                                                              Mary Beth Williams
                                                                        Text 100
                                                               (206) 381-3791 or
                                                               maryw@text100.com
                                                               -----------------


              InfoSpace Launches New Mobile Commerce Service That
              Turns Mobile Devices Into True Transaction Devices

InfoSpace agrees to acquire IQorder.com to facilitate and accelerate the growth of mobile commerce by allowing consumers to enter in a model number, UPC code, part number, barcode or ISBN or to even scan in a UPC code to accurately locate a product, compare prices and make an instant purchase with a single click


REDMOND, WA - April 25, 2000-, InfoSpace, Inc. (NASDAQ: INSP), a leading worldwide provider of infrastructure services for wireless carriers, merchants and Web sites, today announced that it will offer wireless carriers the ability for wireless shoppers or the traditional shopper to enter anything that is known about an item- such as model number, part number, barcode, ISBN, product name or even scan in a UPC code - to uniquely and most accurately locate a product, comparison shop and purchase "when they want, where they want and how they want" with a single click via cellular phones, land-line telephones, CE or palm devices, two-way pagers and standard browsers.

InfoSpace already works with traditional brick and mortar stores to incorporate their product and pricing database and real-time inventory information. With this enhanced functionality, InfoSpace will be able to locate the desired product from within a proprietary 100+ million database in addition to virtually any Web site, then "shops" for price and availability from its network of thousands of e-tailers, clicks & mortar, and bricks & mortar merchant partners. The consumer then has the freedom to select the merchant he/she wants to buy from, and with a single click make an instant purchase online or visit the nearest store.

This will also enable shoppers to act immediately when they see a product in a physical store by using their device to get more information, compare prices, buy the item or save the product information for future reference. It's the latest example of how information and commerce is converging.

Consumers will be able to pull product information--reviews, prices, and purchasing options--using mobile devices while they are strolling the aisles of their local brick and mortar stores. One shopper may find the same laptop computer for $500 less on the Internet, decide it's worth waiting for the delivery and order it online, right there from the sales floor, with a single click. This will allow everyone to be able to use their mobile devices as a point-of-sale device to research, order, and buy. The combination of this technology with InfoSpace's promotions technology will also enable users to electronically receive contextual promotions that can be used online or offline in physical stores.

"Sixty-five percent of all Internet consumers abandon their Internet shopping carts due to frustrations with the cumbersome task of filling out forms and shipping info," said Naveen Jain, chairman, InfoSpace. "To make mobile commerce work and really make it successful, it is imperative that these services are easy to use and beneficial to do business on a mobile device. Being able to find specific products using standards-based codes and make a purchase with a single click from any device, is part of the platform that will propel the growth and usage in this area."

InfoSpace has established relationships with more than 24 wireless carriers worldwide. In addition, InfoSpace offers millions of local merchants a comprehensive and integrated platform of merchant services that are used by all five regional bell operating companies- BellSouth, SBC, BellAtlantic, USWest and GTE, leading merchant banks including American Express and Bank of America and other local media networks. The powerful combination of bringing merchants to mobile users will also help to facilitate and accelerate the growth of mobile commerce.

"The opportunity could be enormous," said Mark Plakias, an analyst at the Kelsey Group. He recently estimated that local advertising via wireless media should grow to $6.8 billion by 2005 and that information from wireless directories and shopping services could influence 1 billion store purchases in 5 years.

The new mobile commerce service will also offer wish lists, pricing alerts and price history capabilities along with, "friendly reminders," that keep track of events such as birthdays and anniversaries and anything the user enters, including medication times, appointments, etc. The user controls how much information they receive.

"There is a rapidly shifting market in 2000 for business. We think that wireless carriers, merchants and enterprises that don't invest in these types of applications are going to find themselves made obsolete," continued Jain.

Under the terms of the acquisition, which will be accounted for as a purchase, InfoSpace will acquire all of IQorder.com's outstanding securities in exchange for $58 million in InfoSpace Common Stock subject to adjustment based on the average closing price of InfoSpace Common Stock on the Nasdaq National Market for the five trading days preceding the closing. The acquisition is expected to be completed in Q2 2000, and is subject to customary conditions, including the receipt of regulatory approval and IQorder.com shareholder approval.

About InfoSpace, Inc.

InfoSpace is a leading global Internet information infrastructure services company. InfoSpace provides commerce, information and communication infrastructure services to wireless devices, merchants and Web sites. The Company's affiliates include a network of wireless and other non-PC devices including PCs, cellular phones, pagers, screen telephones, television set-top boxes, online kiosks, and personal digital assistants. These include relationships with AirTouch, Vodafone, GTE, Intel, Ericsson, Nokia, Mitsui and Acer America. InfoSpace's affiliate network also consists of more 2,500 Web sites that include AOL, Microsoft, Disney/InfoSeek's GO Network, NBC's Snap, Lycos, Go2Net Inc., DoubleClick, Dow Jones (The Wall Street Journal Interactive Edition) and ABC LocalNet, among others.

This release contains forward-looking statements relating to the development of the Company's products and services and future operating results, including statements regarding the Company's planned acquisition and integration of IQorder.com, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of our products and services and the timing of market acceptance of those products and services. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace's Annual Report on Form 10-K, in the section entitled "Factors Affecting InfoSpace's Operating Results, Business Prospects and Market Price of Stock." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.